Exhibit 10.15

             Amendment No. 2 to Omega Employee Stock Ownership Plan

                           OMEGA FINANCIAL CORPORATION

                          EMPLOYEE STOCK OWNERSHIP PLAN

                      (Restated, Effective January 1, 1997)

                                 AMENDMENT NO. 2
                                    (EGTRRA)

      Omega Financial Corporation, a Pennsylvania corporation (the "Employer"), hereby adopts this amendment to the Omega Financial Corporation Employee Stock Ownership Plan ("Plan"). This amendment is adopted pursuant to Section 17.01 of the Plan.

      1. Section 1.16 of the Plan is hereby amended by adding the following Paragraph (f) to the end thereof:

                  "(f) Increase in Compensation Limit. Notwithstanding any
            provision of this Plan to the contrary, the annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under this Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year."

      2. Article IV of the Plan is hereby amended by adding the following Sections to the end thereof:

            "Section 4.07 Modification of Top-Heavy Rules.

                  (a) Effective Date. This Section shall apply for purposes of determining whether this Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether this Plan satisfies the minimum benefits requirements of
            Section 416(c) of the Code for such years.


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            (b)   Determination of Top-Heavy Status.

                  (1) Key Employee. Key Employee means any Employee or former
            Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a one percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                  (2) Determination of Present Values and Amounts. This
            Paragraph (b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the Determination Date.

                        (i) Distributions During Year Ending on the
                  Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under this Plan and any plan aggregated with this Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "1-year period."

                        (ii) Employees Not Performing Services During Year
                  Ending on the Determination Date. The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

                  (3) Minimum Benefits/Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and this Plan. The preceding sentence shall apply with respect to matching contributions under this Plan or, if this Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

      Section 4.08 Additional Modification of Top-Heavy Rules. The top-heavy requirements of Section 416 of the Code and Article IV of this Plan shall not apply in any year beginning after December 31, 2001, in which this Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met."


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      3. Section 6.06(a) of the Plan is hereby amended by adding the following unnumbered paragraphs to the end thereof: "Except to the extent permitted under
Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's Account under this Plan for any Limitation Year beginning after December 31, 2001 shall not exceed the lesser of: (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (ii) 100 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

            The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition."

      4. Section 6.06(f) of the Plan is hereby amended by adding the following unnumbered paragraph after the first paragraph thereof:

            "For purposes of the definition of compensation set forth above and in Section 1.16 (c), amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he/she has other health plan coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant's other heath coverage as part of the enrollment process for the health plan. This subparagraph shall apply to Plan Years and limitation years beginning on and after January 1, 2002."

      5. Section 7.07(a)(3) of the Plan is hereby amended to read as follows:

            "(3) Pass Through of Cash Dividends.

                  (i) To the extent directed by the Plan Administrator, the
            Trustee shall deliver to each Participant, Beneficiary and Alternate Payee to whom an election is not provided under subparagraph (ii) below, within ninety (90) days of the end of the Plan Year in which such cash dividends are received, any cash dividends paid with respect to Company Stock held in the Company Stock Subaccount of that Participant, Beneficiary or Alternate Payee.

                  (ii) If permitted by the Plan Administrator with respect to a cash dividend paid in a Plan Year to the Plan on Company Stock held in the Company Stock Subaccount of a Participant, Beneficiary or Alternate Payee who is vested in his/her Company Stock Subaccount as of the first day of that Plan Year, such vested Participant, Beneficiary or Alternate Payee may elect to have such cash dividends
            (A) distributed in cash to him/her within ninety (90) days of the end of the Plan Year in which such cash dividends are received by the Plan or (B) reinvested in Company Stock as indicated in the election. Such Participant, Beneficiary or Alternate Payee shall be provided with an election within a reasonable period before the applicable cash dividend is to be paid or distributed to him/her and shall have a reasonable opportunity to change a dividend election at least annually. If such Participant, Beneficiary or Alternate Payee fails to timely complete and properly return an election, he/she shall be deemed to have elected to have the cash dividend reinvested in Company Stock as indicated in the election. Any Company Stock purchased pursuant to an election shall be credited to the Company Stock Subaccount of the Participant, Beneficiary and Alternate Payee, as applicable, and shall be fully vested at all times.

                  (iii) Also, as and to the extent so directed by the Plan
            Administrator, the Trustee shall deliver to each Participant, Beneficiary and Alternate Payee or shall credit to the Other Assets Subaccount of each Participant, Beneficiary and


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

            Alternate Payee, in either case within ninety (90) days of the end of the Plan Year in which such cash dividends are received, any cash dividends paid by the Company with respect to Company Stock held in the Stock Suspense Account."

      6. Section 7.07(c)(3)(ii) of the Plan is hereby amended to read as follows:

            "Cash dividends (if not used to pay current obligations of the Fund pursuant to Paragraph (a)(1) of this Section) and stock dividends received by this Plan with respect to shares of Company Stock held in a suspense account which is not a Stock Suspense Account (such as forfeited shares held pending application thereof pursuant to the provisions of this Plan dealing with forfeitures generally) shall, after allocation of the forfeited shares of Company Stock to which such cash or stock dividends relate, be administered in the same manner as cash and stock dividends that are paid with regard to shares of Company Stock that have not been allocated to the Company Stock Subaccount of a Participant as a result of a forfeiture."

      7. Article XII of the Plan is hereby amended by adding the following Section to the end thereof:

      "Section 12. 10 Direct Rollovers of Plan Distributions.

            (a) Effective Date. This Section shall apply to distributions made after December 31, 2001.

            (b) Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 12.07 of this Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

            (c) Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 12.07 of this Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

            (d) Modification of Definition of Eligible Rollover Distribution to Include After-tax Employee Contributions. For purposes of the direct rollover provisions in Section 12.07 of this Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

      8. Article XII of the Plan is hereby amended by adding the following Section to the end thereof:


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

      "Section 12.11 Minimum Distribution Requirements (Section 401(a)(9) Final and Temporary Regulations (2002)).

      (a)   General Rules.

            (1) Effective Date. The provisions of this Section shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year as well as required minimum distributions for the 2002 distribution calendar year that are made on or after the date of this amendment. The provisions of this Section shall not be construed as establishing an optional form of benefit or require the purchase of an annuity if such form is not otherwise provided under the terms of this Plan.

            (2) Coordination with Minimum Distribution Requirements Previously in Effect. If Paragraph (a)(1) specifies an effective date of this Section that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Section will be determined as follows. If the total amount of 2002 required minimum distributions under this Plan made to the distributee prior to the effective date of Paragraph (a)(1) equals or exceeds the required minimum distributions determined under this Section, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under this Plan made to the distributee prior to the effective date of this Section is less than the amount determined under this Section, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distribution for 2002 made to the distributee will be the amount determined under this Section.

            (3) Precedence. The requirements of this Section shall take precedence over any inconsistent provisions of this Plan.

            (4) Requirements of Treasury Regulations Incorporated. All distributions required under this Section shall be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

            (5) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of this Plan that relate to Section 242(b)(2) of TEFRA.

      (b)   Time and Manner of Distribution.

            (1) Required Beginning Date. A Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

            (2) Death of Participant Before Distributions Begin. If a Participant dies before distributions begin, a Participant's entire interest shall be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death. If the Participant's surviving Spouse is the Participant's sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this Paragraph will apply as if the surviving Spouse were the Participant.

            (3) Forms of Distribution. Unless a Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions shall be made in accordance with Paragraphs (c) and


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

      (d) of this Section. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

      (c)   Required Minimum Distributions During Participant's Lifetime.

            (1) Amount of Required Minimum Distribution for Each Distribution Calendar Year. If this Plan provides for a form of benefit other than a single-sum distribution (or is required to provide such other form of benefit as a result of a transfer of assets to this Plan), during a Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                  (i) The quotient obtained by dividing the Participant's
            account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distributions calendar year; or

                  (ii) If the Participant's sole designated beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distributions calendar year.

            (2) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions shall be determined under this Paragraph (c) beginning with the first distributions calendar year and up to and including the distributions calendar year that includes the Participant's date of death.

      (d)   Required Minimum Distributions After Participant's Death.

                        (1) Death On or After Date Distributions Begin.

                  (i) Participant Survived by Designated Beneficiary. If a
            Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

                  The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  If the Participant's surviving Spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For distribution calendar years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.


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

                  If the Participant's surviving Spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                        (2) No Designated Beneficiary. If a Participant dies on
                  or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            (2) Death Before Date Distributions Begin. If a Participant dies before the day distributions begin, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

      (e)   Definitions.

            (1) Designated Beneficiary. The individual who is designated as the Beneficiary under Article I of this Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

            (2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subparagraph (b)(2). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

            (3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.


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            (4) Participant's Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year. (5) Required Beginning Date. The date specified in Article I of this Plan."

      9. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the Plan Year beginning after December 31, 2001. 10. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

      IN WITNESS WHEREOF, and as evidence of the adoption of this amendment, the Employer has caused the same to be executed and attested by its duly authorized officers this 28th day of October, 2002.

ATTEST:                                   OMEGA FINANCIAL CORPORATION


              /s/ David N. Thiel          By: /s/ David B. Lee
                   Secretary              Title: Chairman and CEO


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